Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide

407.206.6149

jeff.hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide

407.206.6278

ed.kinney@mvwc.com

Marriott Vacations Worldwide Completes Acquisition of ILG, Inc.

ORLANDO and MIAMI, Fla. – September 1, 2018 – Marriott Vacations Worldwide (NYSE: VAC), a leading global vacation company, has completed the previously announced acquisition of ILG, Inc., a provider of professionally delivered vacation experiences. As consideration for the acquisition, ILG shareholders received $14.75 in cash and 0.165 shares of Marriott Vacations Worldwide common stock for each share of ILG common stock. Marriott Vacations Worldwide paid approximately $4.6 billion in aggregate consideration.

“I couldn’t be more excited for the future of our company and the more than 23,000 associates we now have around the world,” said Stephen P. Weisz, president and chief executive officer. “Both Marriott Vacations Worldwide and ILG have always shared a mutual commitment to vacation ownership, and I am confident that the combined company is poised to create even more exceptional vacation experiences for our Owners, Members and guests, as well as more value for our stockholders. I welcome all new associates and their respective businesses to our Marriott Vacations Worldwide family.”

Marriott Vacations Worldwide now offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The company has more than 100 resorts and nearly 650,000 Owners and Members in a diverse portfolio that includes seven vacation ownership brands. The combined company will be the global licensee of seven upper-upscale and luxury vacation brands, including Marriott Vacation Club, Grand Residences by Marriott, The Ritz-Carlton Destination Club, Sheraton Vacation Club, Westin Vacation Club, St. Regis Residence Club and Hyatt Residence Club.

The combined company also includes exchange networks and membership programs comprised of nearly 3,200 resorts in over 80 nations and approximately two million members, as well as management of more than 200 other resorts and lodging properties. With additional high-quality properties and the Interval Network, Marriott Vacations Worldwide will focus on enhancing the company’s ability to provide a wider variety of vacation products and options to fit a broader range of consumer needs.

In conjunction with the completion of the acquisition, Marriott Vacations Worldwide’s Board of Directors has increased from eight to 10 members, with the addition of two former members of ILG’s Board: Lizanne Galbreath and Stephen R. Quazzo. Full biographies of the two new Board members are available at ir.marriottvacationsworldwide.com/investor-relations.

Advisors

Moelis and Goldman Sachs have served as financial advisors to ILG and JP Morgan has served as financial advisor to Marriott Vacations Worldwide. Paul, Weiss, Rifkind, Wharton & Garrison LLP has served as legal counsel to ILG and Kirkland & Ellis LLP has served as legal counsel to Marriott Vacations Worldwide on the transaction.

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About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental, and resort and property management, along with related businesses, products and services. The company has more than 100 resorts and nearly 650,000 Owners and Members in a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs comprised of nearly 3,200 resorts in over 80 nations and approximately two million members, as well as management of more than 200 other resorts and lodging properties. As a leader and innovator in the vacation industry, the company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws, including the parties’ current views and expectations regarding the combined company; the resulting impact of the acquisition on the size of Marriott Vacations Worldwide’s operations; statements concerning the benefits of the acquisition, including the combined company’s future financial and operating results, plans and expectations; and anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including risk factors that we identify in Marriott Vacations Worldwide’s and ILG’s most recent annual report on Form 10-K, their subsequently filed quarterly reports on Form 10-Q and Current Reports on Form 8-K and in the joint proxy statement / prospectus on Form S-4 that Marriott Vacations Worldwide filed with the U.S. Securities and Exchange Commission on June 6, 2018, as amended. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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